                                   RESOLUTION

         A special meeting of the Board of Directors of Southern States Power
Company, Inc. was held at 8:30 a.m. April 16, 2001. At the telephonic meeting, a majority of the Board approved the following resolution:

WHEREAS, the Board of Directors of the company has been diligently working for the past several months to seek sources of funding to proceed with the construction of one or more plants for the manufacture of biodiesel fuel to service existing and new customers; and

WHEREAS, the Board members have been successful in negotiating and reaching a mutually satisfactory agreement for the infusion of approximately one million dollars ($1,000,000) in new capital which can be used by the Company for such purposes, via a convertible debenture program involving the transfer of valuable technology into the Company and a subsequent merger with Southern States Power
Company; and

WHEREAS, the Board of Directors desire to compensate the individuals comprising the Board who were responsible for arranging this financing and funding for the
Company, recognizing that these services by these Board members are not adequately compensated by salaries or other monetary means, and that these members are deserving of additional forms of compensation for their services rendered to the Company in this regard.

THEREFORE, IT IS RESOLVED this 16th day of April, 2001 that in consideration of the services performed and rendered by the Director whose name follows, the
Board of Directors hereby grants to the following Director options to purchase and acquire additional shares of stock in the Company for and upon the consideration shown:

                        Anthony K. Miller         250,000 shares

RESOLVED FURTHER, that this grant of options shall be exercisable for a period of three years from the date hereof upon written notice and payment of the correct amount in form acceptable to the Company. The price by which these options can be exercisable is $0.01 per share, and any exercise must include all shares granted hereby to the respective Director exercising its option.

RESOLVED FURTHER, that upon exercise of the options resolved hereby, the shares shall be included as part of an S-8 registration with the Securities and
Exchange Commission under special rules pertaining to shares issued in conjunction with services rendered to the Company.

                                              /s/ Lawrence W. Taggart
                                              ------------------------------
                                                  Lawrence W. Taggart, Secry of the Meeting